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                                                                 EXHIBIT 10(vii)
                             [SPX CORPORATION LOGO]

                             CHRISTOPHER J. KEARNEY

                               STOCK OPTION AWARD


         THIS AGREEMENT is made on and as of August 22, 2000, by and between SPX CORPORATION, a Delaware Corporation ("SPX" or the "Company") and CHRISTOPHER J. KEARNEY ("Executive").

1. Grant of Options. In recognition of the Executive's performance as Vice President, Secretary and General Counsel of the Corporation, and as an inducement to his continuing in the employ of the Company, SPX hereby grants to Executive Options to purchase 250,000 Shares of the Company's Common Stock, par value $10.00 ("Common Stock") at Option Prices set forth below and in the manner and subject to the terms and conditions hereinafter provided:


                           Number of Shares          Option Price Per Share
                           ----------------          ----------------------
                                62,500                      $210.00
                                62,500                      $240.00
                                62,500                      $270.00
                                62,500                      $300.00

         These Options are granted to Executive by the Board of Directors of the Company and are in addition to the stock options granted to Executive under the Company's 1992 Stock Compensation Plan. The Options granted under this Agreement are outside of and not granted pursuant to said Plan. To the extent that shares of Common Stock are held by the Company as treasury shares at the time that the Options (or any portion thereof) are exercised, the Company will use treasury shares as the source of the Common Stock




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         issued to the Executive in connection with such exercise. The Board of
         Directors has delegated to its Compensation Committee (the "Committee") the authority to make such determinations and interpretations of this Agreement as it deems necessary and appropriate to carry out its intent and terms.

2. Nonqualified Replacement Options. These Options are granted with the right to receive "Nonqualified Replacement Options" in accordance with the terms of this Agreement. A Nonqualified Replacement Option shall be granted upon the exercise of all or any portion of the Options (including exercise of any Nonqualified Replacement Options granted under this paragraph 2) if either (i) previously-owned shares of Mature Common Stock (defined below) are surrendered (whether by delivery or attestation) in payment of the Option Price or tax withholding, or (ii) shares of Common Stock otherwise issuable upon such exercise are withheld to satisfy minimum tax withholding, subject to the following:

         a. The number of shares of Common Stock subject to the new Nonqualified Replacement Option shall be the number of shares of Common Stock surrendered or withheld.

         b. The Option Price of the new Nonqualified Replacement Option shall be the fair market value of a share of Common Stock on the date the new Nonqualified Replacement Option is granted.


         c. The new Nonqualified Replacement Option shall be fully vested immediately upon grant and shall expire on the Expiration Date set forth in paragraph 3.






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         However, any other provision of this Agreement notwithstanding, a
         Nonqualified Replacement Option will not be granted upon the exercise of an Option, including a Nonqualified Replacement Option, unless the fair market value of a share of Common Stock on the date of such exercise is at least 25% higher than the Option Price of the Option or Nonqualified Replacement Option being exercised, as applicable. "Mature Common Stock" means, for purposes of this Agreement, Common Stock that has been acquired by the Executive on the open market or that has been acquired pursuant to an employee benefit arrangement of the Company and held for at least six months. For purposes of this paragraph 2, fair market value shall be determined in accordance with paragraph 5.d., below. For purposes of the following provisions of this Agreement, the term Options shall also refer to Nonqualified Replacement Options granted under this paragraph 2.

3.       Time of Exercise of Options/Vesting.

         a. The Options granted hereunder may be exercised in whole or in part at any time and from time to time on or after the Vesting Date and prior to or on the Expiration Date.

         b. The Vesting Date is the earliest of: (i) August 22, 2005, (ii) the date on which a "Change of Control" of the Company occurs as defined in the Executive's "Change of Control Executive Severance Agreement" dated February 15, 1999, or (iii) the date on which the Executive's employment with the Company is terminated by reason of his death or disability. If, prior to the Vesting Date, the Executive's employment with the Company terminates for any reason other than



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                  the Executive's death or disability, this Agreement and all of the Options shall terminate immediately upon such termination of employment.

         c.       The Expiration Date is the earliest of (i) August 21, 2010,
                  (ii) the date which is twelve (12) months after the date on which the Executive's employment with the Company is terminated by reason of his death, or (iii) the date which is ninety (90) days after the date on which the Executive's employment with the Company terminates for any reason other than his death; provided, however, that if the Executive dies during that ninety (90)-day period, then the Expiration Date shall be the date which is nine (9) months after the Executive's death.

4. Non-Competition. If the Executive, without the prior written consent of the Company, directly or indirectly owns, manages, operates, controls, becomes employed by or otherwise participates in the management, operation or control of any business which is competitive with the business of the Company or any of its subsidiaries, all of the Executive's rights hereunder as to any unexercised portion of the Options shall be forfeited.

5. Manner of Exercise. The Options may be exercised by written notice which shall:

         a. State the election to exercise the Options and the number of shares and Option Price(s) in respect of which they are being exercised;

         b. Be signed by Executive or such other person or persons entitled to exercise the Options;

         c. Be in writing and delivered to SPX to the attention of its Secretary;


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         d.       Be accompanied by payment in full of the Option Price for the shares to be purchased and the Executive's copy of this Agreement. Payment may be made by: (i) certified or cashier's check, money order or other cash payment, or (ii) delivery (or deemed delivery by attestation) of Mature Common Stock with a fair market value as of the exercise date equal to the aggregate Option Price for the shares to be purchased (or a combination of (i) and (ii)). The fair market value of the Common Stock for this purpose shall be the closing price of a share of Common Stock as reported in the "NYSE-Composite Transactions" section of the Midwest Edition of The Wall Street Journal for the exercise date or, if no prices are quoted for such date, on the next preceding date on which such prices of Common Stock are so quoted;

         e. Be accompanied by payment in cash of any Federal, state or local taxes required by law to be withheld by the Company with respect to the exercise of the Options, unless other satisfactory arrangements are made between the Company and the Executive to satisfy such withholding obligations, which arrangements may include the withholding of shares of Common Stock with a fair market value equal to the minimum statutory payroll and withholding taxes imposed as a result of such exercise; and

        f. Contain representations by the Executive or other person or persons entitled to exercise the Options that the shares of Common Stock are being acquired for investment and with no present intention of selling or transferring them and that the person acquiring them will not sell or otherwise transfer the shares except in compliance with all applicable securities laws and requirements of any stock




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                  exchange upon which the shares may then be listed; provided, however, that no such representations shall be required if a registration statement under the Securities Act of 1933 is in effect with respect to the shares of Common Stock to be issued.

         As promptly as practicable after receipt of such notice and payment, the Company shall cause to be issued and delivered to the Executive or such other person or persons entitled to exercise the Options, as the case may be, certificates for the shares of Common Stock so purchased, which certificates may, if appropriate, be endorsed with restrictive legends to reflect any applicable restrictions on the transferability of such shares. If the Options shall have been exercised in full, this Agreement shall be canceled and retained by the Company; otherwise it shall be appropriately endorsed to reflect partial exercise and returned to the Executive or other person entitled to exercise the Options.

6. Restrictions on Transfer of Options. Except as otherwise provided below, the Options may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; and the Options shall be exercisable during the Executive's lifetime only by him. However, the Options may be transferred to members of the Executive's immediate family or to one or more trusts for the benefit of the Executive and/or his immediate family members or to partnerships in which the Executive and/or his immediate family members are the only partners; provided that the Executive does not receive any consideration for such transfer and the Executive provides to the Company such documentation and/or information concerning any such transfer or transferee as the Committee may reasonably require. Any Options




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         held by transferees permitted under this paragraph 6 shall remain subject to the same terms and conditions that applied immediately prior to such transfer. If without having fully exercised the Options granted hereunder, the Executive dies, the Options remaining outstanding hereunder pursuant to paragraph 3, above, shall be exercisable by the person or persons who shall have acquired the Executive's rights hereunder by will or the laws of descent and distribution and may be exercised for a period ending on the Expiration Date as set forth in paragraph 3, above.

7. Rights Prior to Exercise of Option. Executive shall not have any rights as a stockholder with respect to the shares of Common Stock subject to this Agreement until exercise of the Options and delivery of the shares as herein provided.

8. Adjustment in the Event of Changes Affecting Common Stock. In the event of any change in the outstanding shares of Common Stock that occurs by reason of a stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Common Stock subject to the Options, and the Option Prices, shall be appropriately adjusted by the Committee, whose reasonable determination shall be conclusive, provided, however, that fractional shares shall be rounded to the nearest whole share.

9. No Contract of Employment. Nothing contained in this Agreement shall be construed as a contract of employment between SPX and Executive, or as creating a right of Executive to be continued in the employment of SPX, or as a limitation of SPX's right to discharge



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         Executive with or without Cause. Except as expressly provided herein, this Agreement shall not be construed as a term or condition of the Executive's employment and, in particular, it shall neither confer upon the Executive any additional rights or privileges relative to his existing terms and conditions of employment nor entitle the Executive to additional compensation or damages upon any termination of employment.

10. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, legal representatives, successors and assigns. This Agreement may be amended only by further written agreement of the Company and Executive.

11. Construction of Pronouns. Pronouns in the masculine used in this Agreement shall be construed as either masculine or feminine, as appropriate in the particular context.

12. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Michigan, as applicable to a contract entered into and performed entirely within the State of Michigan.




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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


               SPX CORPORATION                      EXECUTIVE



              /s/ John B. Blystone                   /s/ Christopher J. Kearney
--------------------------------------------        ----------------------------
                John B. Blystone                         Christopher J. Kearney
            Chairman, President and
            Chief Executive Officer







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